SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

SIERRA PACIFIC RESOURCES
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
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      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

Walter M. Higgins
Chairman, President and
Chief Executive Officer

March 31, 2006

To Our Stockholders:

     On behalf of the Board of Directors, I am pleased to invite you to attend the 2006 Annual Meeting of the Stockholders of Sierra Pacific Resources, which will be held at 10:00 a.m., Pacific time, on Monday, May 1, 2006, at the Chuck Lenzie Generating Station, 11405 US Hwy. 93, Clark County, Nevada (approximately 25 miles northeast of Las Vegas on I-15, take Exit 64). The formal notice of the Annual Meeting is set forth on the next page.

     The matters to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, you and other stockholders will have the opportunity to ask questions and comment on the Company’s operations. Directors, officers, and other employees of the Company will be available to visit with you before and after the formal meeting to answer whatever questions you may have. In addition to the matters set forth herein, we will also discuss 2005 financial results. Refreshments will be provided before and after the meeting.

     Your views and opinions are very important to the Company. Whether or not you are able to be present at the Annual Meeting, we would appreciate it if you would please review the enclosed Annual Report and Proxy Statement. Regardless of the number of shares you own, please promptly vote your shares by mail, the Internet or telephone.

     We greatly appreciate the interest expressed by our stockholders, and we are pleased that in the past so many of you have voted your shares either in person or by proxy. We hope that you will continue to do so and urge you to execute and return your proxy card as soon as possible.

Sincerely,

SIERRA PACIFIC RESOURCES
6100 Neil Road
Reno, Nevada 89511
____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 1, 2006
____________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sierra Pacific Resources will be held at the Chuck Lenzie Generating Station, 11405 US Hwy. 93, Clark County, Nevada (approximately 25 miles northeast of Las Vegas on I-15, take Exit 64), on Monday, May 1, 2006, at 10:00 a.m., Pacific time, for the following purposes:

1.	To elect four (4) members of the Board of Directors to serve until the Annual Meeting in 2009, and until their successors are elected and qualified;

2.	To approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock from 250,000,000 to 350,000,000; and

3.	To transact such other business as may properly come before the meeting, and any or all adjournments thereof;

all as set forth in the Proxy Solicitation Statement accompanying this notice.

     Only holders of record of common stock at the close of business on March 17, 2006, will be entitled to vote at the meeting, and any or all adjournments thereof. The transfer books will not be closed.

     Your continued interest as a stockholder in the affairs of your Company, its growth, and development is greatly appreciated by the directors, officers, and employees who serve you.

On Behalf of the Board of Directors

PAUL KALETA, Corporate Secretary

DATED: March 31, 2006

IF YOU ARE A HOLDER OF COMMON STOCK OF THE COMPANY AND DO NOT EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE READ THE ACCOMPANYING PROXY STATEMENT, THEN VOTE YOUR SHARES AS EARLY AS POSSIBLE BY MAIL, INTERNET OR TELEPHONE.

We thank you for your cooperation.

Mailing Address:

     P.O. Box 30150
     Reno, Nevada 89520-3150

SIERRA PACIFIC RESOURCES
6100 Neil Road
Reno, Nevada 89511
____________________

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
____________________

GENERAL

     This proxy statement is furnished to the holders of common stock of Sierra Pacific Resources (hereinafter referred to as the “Company” or “SPR”) in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders to be held on Monday, May 1, 2006, beginning at 10:00 a.m. Pacific Time, at the Chuck Lenzie Generating Station, 11405 US Hwy. 93, Clark County, Nevada (approximately 25 miles northeast of Las Vegas on I-15, take Exit 64). The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Every properly delivered proxy, not revoked, will be voted.

     The Board of Directors recommends that you vote For Proposals 1 and 2. You may vote in one of four ways: by submitting your proxy by mail, over the internet, by telephone, or in person at the meeting:

  You may vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors.

  You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the enclosed proxy card.

  You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions set forth on the enclosed proxy card.

  You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

     A person executing the enclosed proxy has the power to revoke it at any time before it is exercised at the meeting by giving written notice to the Secretary of the Company, by submitting a later-dated proxy, or by revoking it in person at the meeting. Your attendance at the Annual Meeting alone will not revoke your proxy.

     The Company will bear the cost of solicitation of proxies by management, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock. In addition to the use of mail, proxies may be solicited by personal interview, by telephone, by facsimile or electronic medium, or by certain employees without compensation. Morrow & Co., Inc., will assist in the solicitation of proxies at an estimated cost of $7,500, plus expenses. The proxy statement and the enclosed proxy will first be sent to Stockholders on or about March 31, 2006.

STOCK OUTSTANDING AND VOTING RIGHTS

     Only holders of common stock of record on the stock transfer books of the Company at the close of business on March 17, 2006 (the “record date”) will be entitled to vote at the meeting. There were 200,879,752 shares of common stock outstanding on the record date. Each share of common stock is entitled to one vote. Under the Company’s ByLaws, a majority of the shares issued and outstanding and entitled to vote will constitute a quorum, and a majority of the voting power of shares represented at the meeting will be sufficient to elect directors. The affirmative vote of a majority of the common stock outstanding on the record date will be necessary to approve the amendment to the Restated Articles of Incorporation. Abstentions and broker non-votes will be counted for purposes of determining a quorum and the number of shares which will constitute a majority of the voting power represented at the meeting. The Company will report the voting results in our quarterly report on Form 10-Q for the second quarter of 2006, which we expect to file with the Securities and Exchange Commission, or SEC, on or before August 9, 2006.

PROPOSAL NUMBER ONE—
ELECTION OF DIRECTORS

     The Board has determined that all directors, except Mr. Walter Higgins, the Company’s Chief Executive Officer, and Mr. John F. O’Reilly, meet the independence requirements under the New York Stock Exchange’s listing standards (the “Listing Standards”) and qualify as “independent directors” under those Listing Standards. All directors elected at the meeting will serve a three-year term ending at the Annual Meeting in 2009, and until their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect the Nominees listed below unless such authority has been withheld. If any Nominee becomes unavailable for any reason, which is not anticipated, the shares represented by the enclosed proxy may be voted for such other persons as may be selected by the Board of Directors of the Company, unless authority to vote for the nominee has been withheld. The affirmative vote of a majority of the voting power represented at the Annual Meeting will be necessary to elect each Nominee. Abstentions and broker non-votes will have the practical effect of withholding authority with respect to a Nominee. It has been the Company’s past practice, which is expected to continue, that all directors are expected to personally attend the Annual Meeting of Stockholders and shall be available to meet and converse with stockholders in attendance.

     The following information is furnished with respect to each Nominee for election as a director and for each director whose term of office will continue after the meeting.

Nominees for Election for a Term of Three Years Expiring in 2009

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since
Mary Lee Coleman	69	President, Coleman Enterprises, a developer	1999
		of shopping centers. Director of First Dental
		Health Inc. Director of Nevada Power
		Company since 1980.

T.J. Day	56	Chairman, Dacole Company, an investment	1987
		firm, and President of Nevada Superior, Inc.,
		a mining company. Former Senior
		Partner of Hale Day Gallagher Company, a
		real estate brokerage and investment
		company. Director of the W.M. Keck
		Foundation, the W.K. Day Foundation, the
		Boy Scouts of America, Nevada Area
		Council, and the Reno Air Race Association,
		Sierra Nevada College, Western Exploration
		and Development Ltd., and the National
		Cowboy and Western Heritage Museum.

Jerry E. Herbst	68	Chief Executive Officer of Terrible Herbst,	1999
		Inc., a gasoline retail company, since 1968.
		Director of Nevada Power Company since
		1990.

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since
Donald D. Snyder	58	Retired in March 2005, as President of Boyd	2005
		Gaming, a gaming entertainment company.
		Previously Chairman and CEO of First
		Interstate Bank of Nevada from 1987 to 1991.
		Director of BankWest of Nevada, Western
		Alliance Bancorporation, Cash Systems, Inc.
		Chairman of the Las Vegas Performing Arts
		Center Foundation and Fremont Street
		Experience LLC and Director of Nathan
		Adelson Hospice, the Nevada Development
		Authority, University of Nevada Las Vegas
		Foundation and Tournament Players Club at
		Summerlin.

Directors Whose Term Expires in 2007

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since
James R. Donnelley	70	Director and past Chairman, PMP, LTD, a	1987
		printing/distribution company, since 1992.
		Partner, Stet & Query, Ltd., a family-owned
		investment company. Retired from RR
		Donnelley & Sons Company in June 2000,
		where he served as Vice Chairman of the
		Board from July 1990 to June 2000 and as a
		director from 1976 to May 2005. Chairman
		of the Board of National Merit Scholarship
		Corporation.

Walter M. Higgins	61	Chairman, President and Chief Executive	2000
		Officer of the Company since August 8,
		2000. Previously Chairman, President and
		Chief Executive Officer of AGL Resources,
		Inc., from January 1998 to August 2000.
		Chairman, President and Chief Executive
		Officer of the Company from January 4,
		1994, to January 14, 1998. Director of Aegis
		Insurance Services, Inc., the American Gas
		Association, the Edison Electric Institute,
		Western Energy Institute, and several not-
		for-profit organizations.

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since
John F. O’Reilly	60	Chairman and Chief Executive Officer of the	1999
		law firm of O’Reilly Law Firm LLC and
		John F. O’Reilly, APC. Chairman and an
		Officer and/or a Director of various family-
		owned business entities and related
		investments and businesses. Director of the
		Community Board of Wells Fargo Bank
		Nevada, N.A., Herbst Gaming, Inc., UNLV
		Foundation, Nevada Development Authority
		and Advisory Board of Boys and Girls Clubs
		of Las Vegas and a member of the Las Vegas
		Chamber of Commerce Government Affairs
		Committee. Involved in various other
		capacities in other not-for-profit
		organizations, including Vision 2020, on
		which he serves as Chairman/CEO and
		Board member. Director of Nevada Power
		Company since 1995.

Directors Whose Term Expires in 2008

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since
Joseph B. Anderson, Jr.	63	Chairman and CEO of TAG Holdings, LLC,	2005
		which owns several manufacturing service
		and technology based entities in North
		America and Asia. Director of Quaker
		Chemical Corporation, ArvinMeritor, Inc.,
		Rite Aid Corporation and MDL Capital
		Management. Also Director of the Original
		Equipment Suppliers Assoc.; a member of
		the Michigan Automotive Partnership;
		Director, Society of Automotive Engineers
		International Executive Committee of the
		National Association of Black Automotive
		Suppliers; and the Board of Governors of the
		Center for Creative Leadership. Community
		involvement includes Horizons-Upward
		Bound Advisory Board and Board of
		Directors of Focus:Hope.

Krestine M. Corbin	68	President and Chief Executive Officer of	1989
		Sierra Machinery Incorporated, a machine
		tool manufacturing company, since 1984 and
		a Director of that company since 1980.

Name of Director		Principal Occupation	Director
And Nominee	Age	During Last 5 Years; Directorships	Since
Philip G. Satre	56	Retired January 1, 2005, as Chairman of the	2005
		Board, Harrah’s Entertainment, Inc., a
		gaming entertainment company. Director of
		Nordstrom Inc., TABCORP Holdings
		Limited (Australia) and Rite Aid
		Corporation. Also a Director of the National
		Center for Responsible Gaming and the
		Nevada Cancer Institute and a Trustee of
		Stanford University, The National D-Day
		Museum Foundation and the UC Davis
		School of Law Alumni Association Board.

Clyde T. Turner	68	Owner and Manager of Turner Investments,	2001
		Ltd., a general-purpose investment company,
		Global Trust Ventures, LLC and Global Trust
		Ventures/Management, LLC, Private Equity
		Fund, and several special-purpose real estate
		development companies known as Spectrum
		Companies and TurnKee, Ltd. Past
		Chairman and Chief Executive Officer of
		Mandalay Bay Resort & Casino.

     All directors of Sierra Pacific Resources are directors of its wholly owned subsidiaries, Sierra Pacific Power Company and Nevada Power Company.

The Board of Directors recommends that you vote FOR the election of the nominees.

DIRECTOR COMPENSATION

     Each non-employee director is paid an annual retainer of $57,000. In keeping with the Board’s policy to tie management and director compensation to overall Company performance and to increase director share ownership, the Company’s Non-Employee Director Stock Plan (“Plan”) requires that a minimum of $35,000 of the annual retainer for each non-employee director be paid in common stock of the Company. In accordance with the terms of the Plan, several non-employee directors regularly elect to receive an even greater percentage in stock. The reason for instituting a minimum amount of annual retainer that non-employee directors must be paid in Company Stock is to ensure that all non-employee directors will hold a minimum of $100,000 worth of Company Stock after their first three-year term in office.

     In addition to the annual retainer, non-employee directors of the Company, its subsidiaries, and members of Board committees (other than the Audit Committee) are paid $1,200 for each Board or Committee meeting attended, not to exceed two meeting fees per day regardless of the number of meetings attended. Members of the Audit Committee are paid $1,500 per meeting of the Audit Committee. Non-employee directors also receive a full or partial fee (depending on distance) for travel to attend meetings away from the director’s home. In consideration of their additional responsibility and time commitments, non-employee directors serving as Committee Chairpersons are also paid an additional $1,000 quarterly, except for the Audit Committee Chair, who receives $2,500 quarterly in consideration for the considerable duties now imposed by that office.

     The Company’s Retirement Plan for Outside Directors, adopted March 6, 1987, was terminated on June 25, 1996. The actuarial value of the vested benefit as of May 20, 1996, for each director was converted into “phantom stock” of the Company at its fair market value on that day. The “phantom stock” is held in an account to be paid at the time of the non-employee director’s departure from the Board, either in stock or cash at the discretion of the Board. All “phantom stock” earns dividends at the same rate as listed stock from the date of conversion and is deemed reinvested in additional shares at the price of the stock on the dividend payment date.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors maintains the following committees: Audit; Compensation; Corporate and Civic Responsibility; Nominating and Governance; and Planning and Finance. The Board also establishes ad hoc committees for specific projects when required.

     The Audit Committee was established in July 1992 to review and confer with the Company’s independent auditors and to review the Company’s internal auditing program and procedures and its financial statements to ensure that the Company’s operations and financial reporting are in compliance with all applicable laws, regulations, and Company policies. The directors presently serving on the Audit Committee, all of whom are “independent,” are Mr. Turner (Chair), Ms. Corbin, and Messrs. Satre and Snyder. The Audit Committee met seven times in 2005. As discussed in the Report of the Audit Committee below, the membership and structure of the Audit Committee and its governing documents satisfy all requirements of the SEC and the NYSE.

     The Compensation Committee, formerly called the Human Resources Committee, was formed in July 1999 and assumed the duties of a pre-existing Compensation and Organization Committee, which was originally formed in 1991. This Committee reviews director and executive performance, and reviews and recommends to the Board any changes in fees for directors and compensation for all officers and executives of the Company. The Committee also oversees the Company’s pension and 401(k) benefit plans and monitors and oversees the appointment and discharge of plan money managers. It also reviews and discharges the fiduciary duties delegated by the Board to the Committee under the Company’s benefit plans. The Committee’s charter is posted on the Company’s website at www. sierrapacificresources.com. The directors presently serving on the Compensation Committee are Mr. Donnelley (Chair), Ms. Coleman, and Messrs. Anderson and Day. The Compensation Committee met five times in 2005. All members of the Compensation Committee are independent as defined in Sections 303A of the New York Stock Exchange Listed Company Manual. No member of the Committee has any relationship with the Company that might interfere with the exercise of independent judgment or overall independence from management of the Company.

     The Corporate and Civic Responsibility Committee was formed in July 1999 and, among other things, assumed the duties of the previous Environmental Committee, which was established in 1992. Among its other duties, this Committee oversees the Company’s environmental policy and performance and provides guidance to executive management on environmental issues as well as overseeing all other aspects of corporate compliance with applicable law, business standards of conduct, corporate giving, and legislative and governmental affairs. The directors presently serving on the Corporate and Civic Responsibility Committee are Mr. Day (Chair) and Messrs. Anderson, Higgins, Satre and Snyder. The Corporate and Civic Responsibility Committee met four times in 2005.

     The Nominating and Governance Committee, which was formed in August 2003, assumed certain duties formerly discharged by the Human Resources Committee. All members of the Nominating and Governance Committee are independent as defined in Section 303A of the York Stock Exchange Listed Company Manual. No member of the Committee has any relationship with the Company that might interfere with the exercise of independent judgment or overall independence from management of the Company. This Committee considers nominations to the Board of Directors as recommended by or from a variety of sources, including Board members, senior management, community and business leaders, and search agencies to whom it has paid in the past and will continue to pay a fee. Although the Board has not established any absolute prerequisites for membership, in seeking new directors the Board values diversity, general business acumen, knowledge, and experience, specialized knowledge or experience in our industry, and general familiarity with finance and accounting. The Committee also considers candidates recommended by Stockholders. To be considered, nominations must be submitted in writing to the Committee in care of the Secretary of the Company within the time frame fixed by the Company’s Bylaws as reported in this proxy. Any stockholder submitting a recommendation should include as much information as he or she deems appropriate for consideration by the Committee. The Secretary will then submit the recommendation to the Committee for consideration at or before the time the Committee makes its recommendations to the Board for nominees for the next Annual Meeting of Stockholders. The Committee also recommends appointments of Directors to Board Committees, persons to serve as officers of the Companies and reviews plans for management succession. Pursuant to New York Stock Exchange rules, the Committee’s Charter, and the Company’s Code of Business Conduct, and Corporate Governance Guidelines are posted on the Company’s website at www.sierrapacificresources.com. The directors presently serving on the Nominating and Governance Committee are Mr. Herbst (Chair), Ms. Corbin and Messrs. Anderson, Satre, and Snyder. The Nominating and Governance Committee met four times in 2005. For the 2006 Annual Meeting, no institutional stockholder or group of stockholders put forward any nominees for director.

     The Planning and Finance Committee was formed in July 1999. This Committee reviews and recommends to the Board the long-range goals of the parent and subsidiary companies, budgets and business plans, and the type and amount of financing necessary to meet those plans and goals. The directors presently serving on the Planning and Finance Committee are Mr. O’Reilly (Chair), Ms. Coleman, and Messrs. Donnelly, Herbst and Higgins. The Planning and Finance Committee met seven times in 2005.

     There were four regularly scheduled and six special meetings of the Board of Directors during 2005. The aggregate meeting attendance of all members of the Board was 95% for Board and Committee meetings, and no director attended less than 75% of all meetings of the Board of Directors or 75% of all Committees on which he or she served. Non-management directors meet at regularly scheduled and unscheduled Executive Sessions during Board meetings without management present. James Donnelley, an independent director, was selected by the Board to preside over these Executive Sessions. Stockholders are free to contact or communicate with directors in accordance with the procedures laid out at the end of this proxy, in the section entitled “Stockholder Communications with the Board.”

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information about the compensation of the Chief Executive Officer and each of the four most highly compensated officers for services in all capacities to SPR and its subsidiaries.

		Annual Compensation			Long-Term Compensation
					Awards		Payout
					Restricted	Securities
				Other Annual	Stock	Underlying		All Other
				Compensation	Awards	Options/	LTIP Payouts	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	SARs (#)	($)	(3)
Walter M. Higgins	2005	$689,808	$632,798	$93,887	$—	—	$1,352,470	$444,271
Chairman of the Board,	2004	$646,538	$520,041	$75,344	$—	—	$1,324,302	$108,795
President, and Chief	2003	$640,385	$325,500	$91,753	$837,540	—	$—	$472,830
Executive Officer

Michael W. Yackira	2005	$362,116	$219,000	$47,850	$—	23,298	$131,723	$25,859
Corporate Executive Vice	2004	$343,139	$185,000	$38,392	$—	—	$—	$24,945
President, Chief Financial	2003	$276,923	$120,000	$20,400	$248,384	30,000	$—	$256,257
Officer

Jeffrey L. Ceccarelli	2005	$304,808	$182,900	$23,728	$—	18,159	$118,335	$67,179
Corporate Sr. Vice President	2004	$263,269	$142,000	$29,514	$—	—	$48,420	$31,265
Service Delivery and	2003	$257,308	$110,000	$28,711	$223,146	—	$—	$23,901
Operations

Donald L. Shalmy	2005	$304,423	$179,035	$39,517	$—	20,557	$132,804	$24,060
Corporate Sr. Vice	2004	$300,000	$150,000	$38,738	$—	—	$—	$21,535
President, Policy and	2003	$311,539	$120,000	$38,702	$250,424	—	$—	$21,089
External Affairs

Roberto R. Denis	2005	$278,846	$180,000	$16,739	$—	13,876	$122,062	$23,792
Corporate Sr. Vice	2004	$268,846	$131,000	$29,056	$—	—	$27,397	$24,860
President, Generation and	2003	$100,000	$60,000	$3,808	$203,080	25,000	$—	$206,806
Energy Supply

____________________

(1)

The amounts shown for Mr. Higgins in 2005 in the column entitled “Other Annual Compensation” consisted of $63,887 of cash in lieu of forgone vacation and $30,000 in tax, membership, automobile and other.

(2)

Restricted stock grants were issued in 2003 to each of the named executive officers. The shares vest in three equal installments, with one third vesting in each of the years ended December 31, 2004, 2005, and 2006. These shares are entitled to receive dividends, if declared. The shares that vested on December 31, 2005 were issued in early January 2006. The aggregate value of those shares that vested on December 31, 2005 and the restricted stock remaining unvested at December 31, 2005, calculated using the closing price of the Company’s common stock as listed on the NYSE on December 31, 2005 of $13.04, was as follows:

	Remaining	Value at December
Name	Shares (#)	31, 2005 ($)

Walter M. Higgins	84,600	$1,103,184
Michael W. Yackira	25,089	$327,161
Jeffrey L. Ceccarelli	22,540	$293,922
Donald L. Shalmy	25,295	$329,847
Roberto R. Denis	18,534	$241,683

In addition, Mr. Denis was awarded a grant of 10,000 restricted shares upon his hire in 2003, at a grant price of $5.26 per share. The shares vest in three equal installments, with one-third vesting on July 17, 2004, 2005 and 2006. The value of the 3,334 shares remaining unvested on December 31, 2005, calculated using the closing price of the Company’s common stock as listed on the NYSE on December 31, 2005 of $13.04, was $43,475.

(3)	Amounts in the column entitled “All Other Compensation” consisted of the following for 2005:

	Walter M.	Michael W.	Jeffrey L.	Donald L.	Roberto
Description	Higgins	Yackira	Ceccarelli	Shalmy	R. Denis
Company contributions to the 401(k) deferred
compensation plan	$12,600	$12,600	$12,600	$12,600	$12,600
Company paid portion of Medical/Dental/Vision
Benefits	$10,422	$10,422	$10,422	$3,722	$7,817
Imputed income on group term life insurance
premiums paid by SPR	$4,308	$1,567	$1,197	$4,570	$1,543
Insurance premiums paid for executive term life
policies	$8,077	$1,270	$960	$3,168	$1,832
Retention Incentive	$333,333	$—	$—	$—	$—
Housing Allowance	$75,531	$—	$42,000	$—	$—
Total	$444,271	$25,859	$67,179	$24,060	$23,792

OPTIONS GRANTS IN LAST FISCAL YEAR

     The following table shows all grants of options to the named executive officers of SPR in 2005. Pursuant to SEC rules, the table also shows the present value of each grant at the date of grant.

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	Base Price	Expiration	Present
Name	Granted(1)	Fiscal Year	($/share)	Date	Value (2)

Walter M. Higgins	—	—	$—	—	$—
Michael W. Yackira	23,298	13.78%	$10.05	02/07/2015	$117,189
Jeffrey L. Ceccarelli	18,159	10.74%	$10.05	02/07/2015	$91,340
Donald L. Shalmy	20,557	12.16%	$10.05	02/07/2015	$103,402
Roberto R. Denis	13,876	8.21%	$10.05	02/07/2015	$69,796

____________________

(1)

Eighty percent of each of these options vests in equal annual installments over the three years following the date of grant, which was February 7, 2005, in each case, and the remaining 20% will vest only upon the restoration of the quarterly common stock dividend within five years of the date of grant.

(2)

The hypothetical grant-date present values are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. The assumptions used in determining the option grant date present value listed above include the stock’s average expected volatility (39.56%), average risk free rate of return (2.32%), average projected dividend yield (0.00%), and the stock option term (10 years).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information as to the value of the options held by the named executive officers at year-end measured in terms of the closing price of Sierra Pacific Resources common stock on December 31, 2005:

	Shares		Number of Securities		Value of Unexercised
	Acquired	Value	Underlying Unexercised		in-the-money Options at
Name	on Exercise	Realized	Options at Fiscal Year-End		Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Walter M. Higgins	—	—	634,030	—	—	—
Michael W. Yackira	—	—	30,000	23,298	$209,700	$69,661
Jeffrey L. Ceccarelli	—	—	83,150	18,159	$—	$54,295
Donald L. Shalmy	—	—	25,000	20,557	$163,000	$61,465
Roberto R. Denis	—	—	25,000	13,876	$194,500	$41,489
____________________

(1)	Pre-tax value of in-the-money options based on December 31, 2005, closing trading price of $13.04, less the option exercise price.

LONG-TERM INCENTIVE PLANS

     The executive Long-Term Incentive Plan (LTIP), which was approved by stockholders in 1994 and renewed by stockholders in the merger of SPR and NPC in 1999, expired at the end of 2003. Because of its long-term success in motivating management and tying executive compensation to long-term stockholder value and overall corporate performance, the Board adopted a new LTIP, with substantially the same terms and conditions, for an additional ten years beginning in 2004. The stockholders subsequently approved the new LTIP. The LTIP provides for the granting of a wide variety of long-term incentive compensation, including stock options (both nonqualified and qualified), stock appreciation rights (SARs), restricted stock, performance units, performance shares, bonus stock, incentive stock and cash, to participating employees as an incentive for outstanding performance. Incentive compensation is based on the achievement of pre-established goals for SPR. Goals are established by the Board prior to the performance period in question, and are based on criteria which the Board, in its discretion, determines will best promote or enhance stockholder value and the overall interests of the corporation.

     In January 2005, the Board of Directors granted the named executive officers an aggregate of 96,343 performance shares. The specific grants to the named executive officers appear opposite their respective names in the table below, together with the period, threshold, target, and maximum levels of possible award under the grant. The grants will be earned based on performance criteria which include total stockholder return performance against a peer group and other measures established by the Board in February 2005, over a performance period ending in 2008. The grants are subject to adjustment based on the level of achievement of these performance measures.

		Performance	Future Payouts Under Non-Stock
	Number of	or Other	Price-Based Plans
	Shares, Units	Period Until
	or Other	Maturation	Threshold	Target	Maximum
Name	Rights	or Payout	(#)(1)	(#)(2)	(#)(3)

Walter M. Higgins	—	—	—	—	—

Michael W. Yackira
Grant Date 01/01/2005	23,662	2008	11,831	23,662	35,493
Grant Date 01/01/2005	5,915	2008	N/A	5,915	N/A

Donald L. Shalmy
Grant Date 01/01/2005	20,878	2008	10,439	20,878	31,317
Grant Date 01/01/2005	5,219	2008	N/A	5,219	N/A

Jeffrey L. Ceccarelli
Grant Date 01/01/2005	18,442	2008	9,221	18,442	27,663
Grant Date 01/01/2005	4,611	2008	N/A	4,611	N/A

Roberto R. Denis
Grant Date 01/01/2005	14,093	2008	7,047	14,093	21,140
Grant Date 01/01/2005	3,523	2008	N/A	3,523	N/A
____________________

(1)

The threshold represents the minimum acceptable performance which, if attained, results in payment of 50% of the target award. Performance below the minimum acceptable level results in no award earned.

(2)	The target indicates a level of outstanding performance and which, if attained, results in payment of 100% of the target award.

(3)	The maximum represents a level indicative of exceptional performance which, if attained, results in a payment of 150% of the target award.

     Mr. Higgins did not receive a grant of performance shares under the plan described above. However, his employment contract provides for incentives in the form of an opportunity to earn 600,000 shares of Company stock based on Company performance over a six year period commencing September 26, 2003. This incentive was originally in the form of phantom stock but was subsequently converted to performance shares at the time the LTIP was approved by stockholders in May 2004. Mr. Higgins earned 76,400 shares during 2005, the value of which is included in the Summary Compensation Table in the column entitled “LTIP Payouts.”

     Nonqualifying stock options granted to the named executive officers in 2005 as part of the LTIP are shown in the table “Option Grants in Last Fiscal Year,” and restricted stock grants to the named executive officers in 2003 are set forth in the “Summary Compensation Table.”

PENSION PLANS

     The following table shows annual benefits payable on retirement at normal retirement age 65 to elected officers under SPR’s qualified and non-qualified defined benefit plans based on various levels of remuneration and years of service which may exist at the time of retirement. The amounts below are based upon a maximum benefit of 60% of final average earnings used under the Supplemental Executive Retirement Plan. This maximum is reduced to 50% for any officer who became a participant after November 1, 1999.

Highest Average	Annual Benefits for Years of Service Indicated
Five-Years
Remuneration	15 Years	20 Years	25 Years	30 Years	35 Years
$60,000	$27,000	$31,500	$36,000	$36,000	$36,000
$120,000	$54,000	$63,000	$72,000	$72,000	$72,000
$180,000	$81,000	$94,500	$108,000	$108,000	$108,000
$240,000	$108,000	$126,000	$144,000	$144,000	$144,000
$300,000	$135,000	$157,500	$180,000	$180,000	$180,000
$360,000	$162,000	$189,000	$216,000	$216,000	$216,000
$420,000	$189,000	$220,500	$252,000	$252,000	$252,000
$480,000	$216,000	$252,000	$288,000	$288,000	$288,000
$540,000	$243,000	$283,500	$324,000	$324,000	$324,000
$600,000	$270,000	$315,000	$360,000	$360,000	$360,000
$660,000	$297,000	$346,500	$396,000	$396,000	$396,000
$720,000	$324,000	$378,000	$432,000	$432,000	$432,000

     SPR’s noncontributory qualified retirement plan provides retirement benefits to eligible employees upon retirement at a specified age. Annual benefits payable are determined by a formula based on years of service and final average earnings consisting of base salary and annual incentive compensation. Remuneration for the named executive officers is the amount shown in the Summary Compensation Table in the columns entitled “Salary” and “Bonus.” Pension costs of the retirement plan, to which SPR contributes 100% of the funding, are not and cannot be readily allocated to individual employees and are not subject to Social Security or other offsets.

     The years of credited service under the qualified retirement plan for the named executive officers are as follows: Mr. Higgins 9.5, Mr. Yackira 2.9 (not vested), Mr. Ceccarelli 30.3, Mr. Shalmy 3.6 and Mr. Denis 2.3 (not vested).

     A supplemental executive retirement plan (SERP) and a restoration plan are also offered to the named executive officers. The SERP is intended to ensure the payment of a competitive level of retirement income to attract, retain and motivate selected executives. The Restoration Plan is intended to provide benefits to executive officers whose benefits cannot be paid under the qualified plan because of salary deferrals to the Non-Qualified Deferred Compensation Plan, IRS limitations on compensation that can be recognized by a qualified plan, and IRS limitations on benefits payable from a qualified plan.

     The years of credited service under the non-qualified SERP are as follows: Mr. Higgins 14.4, Mr. Yackira 2.9 (not vested), Mr. Ceccarelli 31.3 (not vested), Mr. Shalmy 3.6 (not vested) and Mr. Denis 2.3 (not vested).

SEVERANCE ARRANGEMENTS

     Individual change of control severance allowance plans exist for the named executive officers which provide for severance pay, payable in a lump sum, if within 24 months after a change in control of SPR, there is a termination of employment by SPR or a termination of employment by the employee for good reason, in each case as described in the plans. In these circumstances, officers are entitled to a severance allowance not to exceed an amount equal to 24 or 36 months of the officer’s base salary and any bonus and the continuation for up to 24 or 36 months of participation in SPR’s group medical and life insurance plans, and certain other benefits. Change in control is defined in the plans as, among other things, a dissolution or liquidation, a reorganization, merger or consolidation in which SPR is not the surviving corporation, the sale of all or substantially all the assets of SPR, or the acquisition by any person or entity of 30% or more of the voting power of SPR, or, except in the case of Mr. Higgins, a sale or disposition of either NPC or SPPC. See “Report on Compensation Committee Report on Executive Compensation—Employment Agreements—Walter M. Higgins” for a description of the employment agreement between Mr. Higgins and SPR, NPC and SPPC, which contains severance arrangements.

OWNERSHIP OF STOCK BY DIRECTORS,
NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

     The following table indicates the shares owned by the only investors known to SPR, to beneficially own or control more than five percent of any class of its common stock as of March 1, 2006.

	Shares
	Beneficially
Name and Address of Beneficial Owner	Owned	Percent of Class
Canyon Capital Advisors LLC (1)	10,486,013	5.22%
9665 Wilshire Blvd. Suite 200
Beverly Hills, CA 90212

Kinetics Asset Management, Inc. (2)	10,478,530	5.21%
470 Park Avenue South
4th Floor South
New York, NY 10016
____________________

(1)	Based on a Form 13-G filed by Canyon Capital Advisors LLC on February 14, 2006 reporting the above stock ownership as of such date.

(2)	Based on a Form 13F-HR filed by Kinetic Asset Management, Inc. on November 17, 2005, reporting the above stock ownership as of September 30, 2005.

     The table below sets forth the shares of SPR common stock beneficially owned by each director, nominee for director, the Chief Executive Officer, the named executive officers and all directors and executive officers as a group. No director, nominee for director or executive officer owns, nor do the directors and executive officers as a group own, in excess of one percent of the outstanding and issued common stock of SPR. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares shown, and the address of each beneficial owner listed is c/o Sierra Pacific Resources, 6100 Neil Road, Reno, Nevada 89511.

	Common Shares
	Beneficially	Percent of Total Common
	Owned as of	Shares Outstanding as of
Name of Director or Nominee	March 1, 2006	March 1, 2006
Joseph B. Anderson	3,285
Mary L. Coleman (1)	167,881
Krestine M. Corbin (1)	39,851
Theodore J. Day (1)	53,899	No director or nominee
James R. Donnelley (1)	58,791	for director owns in
Jerry E. Herbst (1)	29,099	excess
Walter M. Higgins (2)(3)	684,585	of one percent.
John F. O’Reilly (1)	33,718
Philip G. Satre	11,435
Donald D. Snyder	4,000
Clyde T. Turner	11,211

	Common Shares
	Beneficially	Percent of Total Common
	Owned as of	Shares Outstanding as of
Executive Officers	March 1, 2006	March 1, 2006

Walter M. Higgins (2)(3)	684,585
Donald L. Shalmy (2)(3)	49,081
Michael W. Yackira (2)(3)	53,148	No executive officer
Jeffrey L. Ceccarelli (2)(3)	112,243	owns in excess of one
Roberto R. Denis (2)(3)	41,690	percent
All executive officers and directors as a group
(27 persons) (1)(2)(3)	1,445,738
____________________

(1)

Includes shares of “phantom stock” representing the actuarial value of certain directors’ vested benefits in the terminated Retirement Plan for Outside Directors, payable at the time of the respective directors’ departure from the Board, in the following amounts: Ms. Coleman, Ms. Corbin, Messrs. Day, Donnelly, Herbst and O’Reilly 9,217, 10,188, 15,354, 13,818, 7,731 and 6,957 shares, respectively.

(2)	Includes shares acquired through participation in the Employee Stock Purchase Plan and/or the 401(k) plan.

(3)

Includes shares issuable under the Long-Term Incentive Plan within 60 days of March 1, 2006, to Messrs. Higgins, Shalmy, Yackira, Ceccarelli, Denis, and directors and executive officers as a group in the amounts of 634,030, 30,427, 36,150, 87,943, 28,663 shares, and 965,287 shares, respectively.

PROPOSAL NUMBER TWO—
AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     On February 7, 2006, SPR’s Board of Directors unanimously voted to recommend to the stockholders that the Company’s Restated Articles of Incorporation be amended to increase the number of authorized shares of common stock from 250,000,000 shares to 350,000,000 shares.

     SPR’s authorized common stock currently consists of 250,000,000 shares, $1.00 par value. As of March 1, 2006, 200,879,752 shares were outstanding and approximately 34,574,465 were reserved for issuance pursuant to the Company’s Long-Term Incentive Plan, its Employee Stock Purchase Plan, its Non-Employee Director Stock Plan and its Common Stock Investment Plan. As a result, there are now only 14,545,783 authorized shares of the Company’s common stock that are not reserved and that may be issued for any future business purpose by the Company. SPR’s Board of Directors believes that the authorization of additional shares of common stock is desirable to allow the Company to have a sufficient number of shares authorized to issue shares of stock for future financings, acquisitions or other general corporate purposes. If the amendment is adopted by SPR’s stockholders, the Board of Directors will have the authority to issue shares of common stock without the necessity of further stockholder action. This will enable the Board of Directors to take advantage of changing market and financial conditions in a more timely manner, and to act with flexibility when and as the need arises to issue additional shares. The Company has no specific current plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares of common stock.

     The issuance of additional shares of common stock, while providing desired flexibility in connection with possible financings, acquisitions or other corporate purposes, would have the effect of diluting SPR’s current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. Such additional shares could be issued by the SPR Board of Directors in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to control the Company, even if such transaction would be favorable to the interests of stockholders. The Company is not aware of any attempts on the part of a third party to effect a change of control of the Company, and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have. In addition, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to SPR’s Restated Articles of Incorporation or any other provisions or the entering into of any other agreements that could be construed as affecting the ability of third parties to take over or to change control of the Company.

     In addition, holders of common stock do not have preemptive rights to subscribe to additional securities that SPR may issue in the future. This means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership interest.

     The affirmative vote of a majority of the common stock outstanding on the record date will be necessary to approve the amendment to the Restated Articles of Incorporation. Abstentions and broker non-votes will have the practical effect of a vote against the proposal.

The Board of Directors recommends that you vote FOR the Amendment to the Restated Articles of
Incorporation to increase the number of authorized shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, or the Exchange Act, requires that directors, officers, and any holders of more than 10% of the Company’s common stock file reports with the SEC disclosing ownership of the Company’s stock and changes in beneficial ownership. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To SPR’s knowledge, based solely on review of the Company’s records and written representations by persons required to file these reports, during 2005, all filing requirements under Section 16(a) were complied with in a timely fashion, except that Stephen R. Wood, an officer of SPR, filed on May 6, 2005 a Form 4 for a stock issuance related to restricted stock that had vested, which report was due on April 8, 2005; each of Roberto Denis and Julian Leone, officers of the Company, filed on August 11, 2005, a Form 4 for stock issuance related to restricted stock that had vested, which reports were due on July 19, 2005 and June 16, 2005, respectively; each of T.J. Day and Clyde Turner, directors of the Company, filed on February 14, 2006 a Form 5 for stock deemed acquired, which reports were due on June 3, 2005; and each of Carolyn Barbash, Susan Brennan, John Brown, Jeff Ceccarelli, Roberto Denis, Julian Leone, Carol Marin, Donald Shalmy, Mary Simmons, Michael Smart, Stephen Wood and Michael Yackira, officers of the Company, filed on February 14, 2006, a Form 4 for options grants, which reports were due on February 9, 2005.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

     The line graph below represents a comparison of the cumulative total return (assuming the reinvestment of dividends) for a $100 investment in each of the Company’s Common, the Standard & Poor’s (S&P) Composite-500 Index (a broad market index) and the Dow Jones Utilities Index (a published industry index) for a five-year period commencing December 31, 2000, and ending December 31, 2005. The points shown on the table are as of year-ends only and do not show fluctuations during any year.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
SIERRA PACIFIC RESOURCES	$ 100.00	$ 97.76	$ 42.77	$ 48.30	$ 69.10	$ 85.81
STANDARD & POOR’S 500	$ 100.00	$ 88.12	$ 68.64	$ 88.33	$ 97.94	$ 102.75
DOW JONES UTILITIES	$ 100.00	$ 73.73	$ 56.49	$ 73.09	$ 95.20	$ 119.13

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee, described above in the section “Board and Committee Meetings,” has adopted and maintains a written charter, which was approved by the full Board of Directors. The Committee reviews and reassesses the adequacy of its charter on an annual basis. The charter was reviewed at the fourth quarter 2005 Committee meeting and the Committee made certain formatting changes to the charter and eliminated certain redundancies but otherwise made no material substantive changes or alterations in the Committee’s various authorities and responsibilities. The amended charter was approved by the Board during its first quarter of 2006 meeting and is available for review on the Company’s web site www.sierrapacificresources.com. A written code of ethics applicable to all the Company’s officers and employees, including the Company’s Chief Executive Officer, and Chief Financial Officer has been in existence for several years. The Code is also periodically reviewed by management and the Audit Committee. In accordance with its written charter, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent auditors and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and oversees the efficacy of its internal and external controls. The Audit Committee Chair, as representative of the Committee, discusses the interim financial information contained in each quarterly earnings announcement with the CFO, Controller, and independent auditors prior to public release, and the entire Committee reviews and discusses the Annual Report on Form 10-K before recommending its adoption by the Company and full Board and filing by the Company with the SEC.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (ISB 1), as amended and supplemented, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, including whether the provision of non-audit services by the auditors is compatible with maintaining auditor independence, and satisfied itself as to the auditors’ independence. A statement of audit fees and all other fees charged by the auditors is set forth below under “Independent Public Accountants—Audit Fees.”

     The Committee also discusses with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviews with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discusses and reviews with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Codification of Statements on Auditing Standards.” These include but are not limited to (1) accounting policies for unusual transactions, (2) the impact of accounting policies for which there is no authoritative consensus, (3) sensitive accounting estimates, and (4) disagreements with management. The Committee also discusses and reviews the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of its independent auditors regarding the reasonableness of those estimates; and, with and without management present, discusses and reviews the results of the independent auditors’ examination of the financial statements. The Committee also discusses the results of the internal audit examinations.

     The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005, with management and the independent auditors, which included a discussion of the quality and effect of accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

     All members of the Audit Committee are independent as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rules 10A-2 and 10A-3(b)(1) of the Exchange Act. No member of the Committee has any relationship with the Company that might interfere with the exercise of independence from management of the Company. Each member is financially literate and knowledgeable and the Chairman is the former

Chief Executive Officer of a New York Stock Exchange company, a CPA and former partner in a professional accounting firm, has considerable knowledge of financial accounting, reporting, management and internal controls, and the Board of Directors has determined that he is an accounting and related financial management expert as defined by the New York Stock Exchange standards and an “audit committee financial expert” as defined in the rules and regulations of the Exchange Act.

Respectfully submitted,

THE AUDIT COMMITTEE

CLYDE T. TURNER, Chair
KRESTINE M. CORBIN
PHILIP G. SATRE
DONALD D. SNYDER

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

     For 2005 Sierra Pacific Resources had in place an executive compensation plan (the “Plan”) designed to tie executive pay to the Company’s overall performance as well as to the executive’s individual achievements. Part of this Plan is embodied in the 2004 Executive Long-Term Incentive Plan (the “LTIP”).

The overall purpose and objective of the Plan is:

  To encourage executive involvement in creating long-term stockholder value by emphasizing the executive’s ownership of Company Stock.

  To tie cash awards to specific goals set for the Company, the executive’s business unit, and the individual.

  To make improved customer satisfaction, as measured by independent outside surveys, a specific element of the performance program.

  To tie compensation to both annual and long-term strategic plans.

  To be able to attract and retain executives of the high caliber vital to long-term Company success.

  To relate base pay to industry standards but to require superior performance in order to receive payouts above those standards.

     The Plan sets base salaries for executives at median levels for comparably sized companies in the utility industry and, for some positions, median levels of compensation for general industry. The Plan provides for additional “at risk” compensation, which is awarded on the condition that goals designed to increase stockholder value are satisfied or exceeded. The at-risk portion is based on competitive data for comparable positions which is assembled and evaluated by independent compensation consultants for companies with annual revenues of $1-3 billion. The expectation is that total cash compensation will exceed the competitive market for utility companies in good performance years and fall below competitive market if performance targets have not been met. During 2005, executive officers, other than Mr. Higgins, participated in grants of performance shares and non-qualified stock options under the LTIP. The performance shares have a three year measurement period and payment is dependent on the achievement of stockholder return performance levels and thresholds as compared to other utilities or to specified target achievement events. The nonqualified options generally vest one-third per year over three years and have a ten year life. For 2005, a special grant of nonqualified options for executives, other than Mr. Higgins, was made that vests only if SPR reestablishes a quarterly common stock dividend within five years of the date of grant. As discussed more fully below, in 2003 Mr. Higgins was granted an opportunity to earn 600,000 performance-based phantom shares, since converted to performance shares under the LTIP, and which, depending on the achievement of targets, may vest over a six-year period that commenced September 26, 2003. As noted below and as reflected in the Summary Compensation Table, Mr. Higgins earned and was awarded 76,400 of those shares in 2005. Short-term incentive program targets established for all executive officers at the beginning of the year for 2005 were achieved and awards were made as reflected in the table. These short-term targets were principally based on achieving certain customer satisfaction goals as objectively measured and determined by an independent agency, achieving financial results targets, and attaining superior operational performance as measured by specific targets.

     For the past several years, including 2005, the Board of Directors commissioned the independent national compensation consulting firm, Towers Perrin, to review the Company’s executive compensation strategy and levels of compensation. As set forth above, the Committee reviews market studies with Towers Perrin every year and adjusts base salaries from time to time to maintain all executive salaries at median levels for similarly situated companies. In accordance with this policy, various executives received salary increases commensurate with these industry standards for calendar year 2006.

Chief Executive Officer Compensation

     Mr. Higgins did not receive any long-term incentive grants under the Company’s LTIP for 2005 but did earn an annual incentive award on the same basis as the executive group as a whole. Pursuant to the terms of his employment agreement discussed below, in 2003 Mr. Higgins received a grant of an opportunity to earn 600,000 performance-based phantom shares which, depending on the achievement of certain targets, vests over a six-year period beginning September 26, 2003. These targets are based on metrics which include, but are not limited to, ensuring sufficient liquidity at all levels to maintain and facilitate operations, achieving a successful refinancing of all parent and subsidiary maturities, achieving good results in rate cases, making progress toward satisfactory resolution of ongoing disputes and litigation with various suppliers of energy during the energy crisis of 2000-2002, developing a comprehensive legislative strategy, improving customer satisfaction, securing two new qualified directors for the Board under guidance from the Board, implementing a proposed reorganization plan, and beginning construction or acquisition of new power generation stations. Pursuant to his employment agreement, the phantom shares were converted to performance shares upon the approval of the LTIP by stockholders in May 2004. Goal-setting and detailed review of performance achievement for these shares is performed by the Compensation Committee of the Board using an outside consulting entity for analysis, evaluation, process, and payment review. During 2005, Mr. Higgins earned and was vested in 76,400 shares under this grant, at a value of $908,320. This award was based on Board and independent consultant confirmation that Mr. Higgins either achieved or made substantial progress in achieving these goals. Additionally in 2005, Mr. Higgins earned and was vested in 42,300 restricted stock shares at a value of $444,150 which were granted under the LTIP for 2003.

Employment Agreements

Walter M. Higgins

     On September 26, 2003, SPR, NPC and SPPC entered into an employment agreement with Mr. Higgins, which superseded and replaced his existing employment agreement, which was entered into when Mr. Higgins agreed to leave his former employment as Chairman and CEO of AGL Resources, and accept a similar position with the Company. The agreement expires September 26, 2006, unless the parties mutually agree to extend it. Negotiations to extend Mr. Higgins’ agreement are currently in process. The agreement provides that Mr. Higgins will remain in his current position as CEO and Chairman of the Board of the Companies for the full term of the contract, and will devote full-time best efforts to his office and to the business of the Company. The contract provides that, during the term, Mr. Higgins will receive a base salary commensurate with his position as determined by the Board, but generally in an amount not less than $620,000 per annum, and shall be eligible to receive annual cash incentive awards at a target level of not less than 70% of base salary based on the extent to which he and the Company achieve criteria and performance targets established by the Board at the commencement of each annual performance period. As a special incentive to remain with the Company for the entire duration of his contract, the agreement provides that he shall receive a cash payment of $333,333 on September 26, 2003, and on the second and third anniversaries of such date. Mr. Higgins will also be entitled to benefits provided by all Company health, welfare, and pension plans and vacation, and remains eligible for long-term incentive awards based on and in accordance with the terms and conditions of the plans and generally on the same basis as such plans are made available to all other senior officers of the Company, except that with respect to the SERP, Mr. Higgins shall be entitled to one year of credit for each year of service for previous employment with AGL Resources and Louisville Gas & Electric. The agreement also provides that Mr. Higgins shall be reimbursed for travel and other business expenses plus reasonable car allowance and tax preparation fees and the Company agreed to maintain his existing life insurance policy at its existing $2,000,000 level, plus an additional $1,000,000 should Mr. Higgins die while on Company business.

     As a special incentive, Mr. Higgins was awarded an opportunity to earn 600,000 performance-based phantom shares of stock, which were converted into performance shares in 2004 after stockholders renewed the Company’s long-term incentive plan. Vesting is subject to performance-based criteria over a six-year period, commencing September 26, 2003. As of December 31, 2005, 225,000 of these shares had vested. The shares vest based on achievement of specified performance targets or criteria. One-half of any remaining unvested shares shall vest on expiration of the agreement (unless renewed) if the Board determines that the targets and criteria for vesting either were or could reasonably be achieved within the remaining time of the six-year vesting period.

     In the event Mr. Higgins’ employment is involuntarily terminated without cause or he terminates employment for good reason (as defined in the agreement) during the employment term, he shall be entitled to receive all unpaid base salary and any fully vested unpaid benefits, one-year’s base salary, and an annual incentive award based on target performance (i.e., not less than 70% of annual base salary), and a pro-rata share (based on the length of time employed during the term of the applicable period) of any unvested phantom shares and/or other incentive-based form of compensation he was eligible to receive at the time of termination had his employment continued; provided, that no payment will be made, in respect of the 600,000 performance-based phantom shares, unless the Board determines at that time that the targets established could be reasonably achieved by the end of the term. After termination, he and his eligible dependents would also receive 36 months of health, dental, and life benefits. In the event of termination without cause following a change in control of the Company as further defined in the agreement, Mr. Higgins would not receive the benefits on termination without cause as defined above. In the event of a termination, within 24 months following a change in control of SPR either (a) by SPR for reasons other than cause (as defined in the agreement), death or disability, or (b) by Mr. Higgins for good reason (as defined in the agreement), he will receive (i) a lump sum payment equal to three times the sum of his base salary and target incentive, (ii) a lump sum payment equal to the present value of the benefits he would have received had he continued to participate in SPR’s retirement plans for an additional three years, and (iii) continuation of life, disability, accident and health insurance benefits for a period of 36 months immediately following termination of employment.

     If Mr. Higgins becomes subject to an excise tax on “excess parachute payments,” SPR will provide Mr. Higgins with a tax gross-up so that the net amount he receives after paying the excise tax and any additional taxes on the gross-up will equal the amount he would have received if he had not been subject to the excise tax. However, if up to a 10% reduction in the benefits otherwise payable to Mr. Higgins would result in Mr. Higgins not being subject to the excise tax, then Mr. Higgins’ benefits will be so reduced, the excise tax would not apply and no additional payment will be made to Mr. Higgins in respect of the excise tax.

Respectfully submitted,

THE COMPENSATION COMMITTEE

JAMES R. DONNELLEY, Chair
JOSEPH B. ANDERSON, JR.
MARY LEE COLEMAN
THEODORE J. DAY

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

     During 2005, Ms. Coleman, and Messrs. Anderson, Donnelley, Day, Herbst and Satre, served as members of the Compensation Committee. None of them were at any time during 2005, or before then, an officer or employee of SPR or any of its subsidiaries. None of them had any relationships with SPR or any of its subsidiaries during 2005 that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

     None of the executive officers of SPR or any of its subsidiaries served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officer served on the Board of Directors of SPR or any of its subsidiaries or the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction with Management

Severance and Change in Control Agreements

     On January 1, 2005, SPR entered into change in control severance agreements with certain members of its executive staff, including Jeffrey L. Ceccarelli, Michael W. Yackira, Stephen R. Wood, Roberto R. Denis, Mary O. Simmons, John E. Brown, and Donald L. Shalmy, and on June 17, 2005, with William D. Rogers and on February 28, 2006, with Paul L. Kaleta. These agreements expire on December 31, 2007, except in the case of Paul Kaleta whose agreement expires February 28, 2009, and provide that, upon termination of the executive’s employment during the term of the agreement (subject to an extension in the event a Potential Change in Control, as defined in the agreement, occurs during the term) following a change in control of SPR (as defined in the agreement) either (a) by SPR for reasons other than cause (as defined in the agreements), death or disability, or (b) by the executive for good reason (as defined in the agreement), including a diminution of responsibilities, compensation, or benefits (unless, with respect to reduction in salary or benefits, such reduction is applicable to all senior executives of SPR), the executive will receive certain payments and benefits. These severance payments and benefits include (i) a lump sum payment equal to two or, with respect to certain senior officers, three times the sum of the executive’s base salary and target incentive, (ii) a lump sum payment equal to the present value of the benefits the executive would have received had he continued to participate in SPR’s retirement plans for an additional two or three years (or, in the case of SPR’s Supplemental Executive Retirement Plan only, the greater of three years or the period from the date of termination until the executive’s early retirement date, as defined in such plan), and (iii) continuation of life, disability, accident and health insurance benefits for a period of 24 or 36 months immediately following termination of employment The agreements also provide that if any compensation paid, or benefit provided, to the executive, whether or not pursuant to the change in control agreements, would be subject to the federal excise tax on “excess parachute payments,” payments and benefits provided pursuant to the agreement will be cut back to the largest amount that would not be subject to such excise tax, if such cutback results in a higher after-tax payment to the executive. The Board of Directors entered into these agreements in order to attract and retain management and to encourage and reinforce continued attention to the executives’ assigned duties without distraction under circumstances arising from the possibility of a change in control of SPR. In entering into these agreements, the Board was advised by Towers Perrin, the national compensation and benefits consulting firm described above, to insure that the agreements entered into were in line with existing industry standards, and provided benefits to management consistent with those standards.

Employment Agreement

     On September 26, 2003, SPR, NPC, and SPPC entered into an employment agreement with Mr. Higgins. For a description of the employment agreement, see “Report of the Compensation Committee on Executive Compensation” above.

Related Party Transactions

     The son of John F. O’Reilly, a member of the Company’s Board of Directors, is associated with the Waller Law Group, which is acting as co-counsel for the Company in two significant litigation matters. Mr. O’Reilly’s son is not working on either matter, and neither Mr. O’Reilly nor his son receives any compensation or other benefits from the Company related to these matters.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Company’s Audit Committee has selected Deloitte & Touche LLP, independent public accountants, to conduct an audit and to report on the Company’s financial statements for the fiscal year ended 2006. Deloitte & Touche LLP audited SPR’s financial statements for the fiscal year ended December 31, 2005. A representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

Audit Fees

     The following table summarizes the aggregate fees billed to SPR, NPC, and SPPC by their auditors, Deloitte & Touche, LLP, for 2004 and 2005.

	NPC		SPPC		SPR Consolidated
	2005	2004	2005	2004	2005	2004
Audit fees(a)	$1,359,499	$1,506,977	$1,295,521	$1,298,232	$3,193,123	$3,245,688
Audit-Related fees(b)	$—	171,263	$36,308	$171,263	$94,693	$360,554
All other fees(c)	$—	224,128	$—	$21,348	$29,560	$247,723
Total	$1,359,499	$1,902,368	$1,331,829	$1,490,843	$3,317,376	$3,853,965
____________________

(a)	Fees for audit services billed in 2005 and 2004 consisted of:
	•	Audits of the financial statements of the Company and its subsidiaries, Nevada Power Company and Sierra Pacific Power Company (collectively, the “Companies”);
	•	Reviews of the Companies’ quarterly financial statements; and
	•	Comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

Audit fees from 2004 have been adjusted from information previously presented to reflect fees for audit services relating to the audit of the 2004 financial statements, including internal controls over financial reporting for SPR, billed subsequent to the filing of the 2004 proxy statement.

(b)	Fees for audit-related services billed in 2005 and 2004 consisted of:
	•	Sarbanes-Oxley Act, Section 404 advisory services; and
	•	Agreed upon procedures.

(c)	Fees for all other services billed in 2004 consisted of permitted non-audit services, such as:
	•	Financial accounting consultations; and
	•	Business consulting

     In considering the nature of the services provided by the independent auditors, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-approval Policy

     The services performed by Deloitte and Touche LLP during 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee at its March 10, 2005 meeting. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

     Services to be provided by Deloitte and Touche LLP for 2005 that are included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

     Any requests for audit, audit related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. Under the policy, the Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

     In addition, although not required by the rules and regulations of the SEC, the Audit Committee commonly requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

     On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

     The policy contains a de minimis provision that operates to provide retroactive approval for small immaterial and permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed the lesser of $50,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3.	Such services were not recognized at the time of the engagement to be non-audit services;

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

     During 2005, fees for all audit, audit-related services, tax services, and all other fees for any services were pre-approved by the Audit Committee or Chairman of the Audit Committee.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive an envelope containing one set of proxy materials and a separate proxy card for each stockholder account in the household. Please vote all proxy cards enclosed in the package. The Company will promptly deliver a separate copy of either document to you if you contact the Company at the following address or telephone number: P.O. Box 30150, Reno, NV 89520-3150; telephone: (800) 662-7575. If you want to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

     Participation in householding will not impact or apply to any of your other stockholder mailings, such as dividend checks, Forms 1099, or account statements. Householding saves the Company money by reducing printing and postage costs, and it is environmentally friendly. It also creates less paper for participating stockholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank, or other nominee.

DISCRETIONARY AUTHORITY

     The Company has no knowledge of any matters to be presented for action by the stockholders at the meeting other than as set forth herein. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

STOCKHOLDER PROPOSALS

     If you are interested in submitting a proposal for inclusion in the proxy statement for the annual meeting to be held in 2007, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. We must receive your stockholder proposal intended to be presented at the 2007 Annual Meeting of Stockholders on or before December 2, 2006, to be included in the proxy statement relating to that meeting, and on or before February 15, 2007, for matters to be considered timely such that pursuant to Rule 14a-4 under the Exchange Act, the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to Paul Kaleta, Corporate Secretary, Sierra Pacific Resources, P.O. Box 30150, Reno, Nevada 89520-3150.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

     The Board of Directors will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Governance Committee will, with the assistance of our internal legal counsel, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate.

     Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

     Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to: Paul Kaleta, Corporate Secretary, Sierra Pacific Resources, P.O. Box 30150, Reno, Nevada 89520-3150.

ANNUAL REPORT

     To exercise prudent judgment, Stockholders are invited to examine the financial statements contained in the Company’s Annual Report for the fiscal year ended December 31, 2005, which is being mailed to Stockholders with the mailing of these proxy materials. The Annual Report does not constitute any part of this proxy statement.

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of the Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Comparison of Cumulative Total Stockholder Returns,” and “Report of the Audit Committee” shall not be deemed to be “soliciting materials” or to be so incorporated, unless specifically otherwise provided in any such filing.

SIERRA PACIFIC RESOURCES
6100 NEIL ROAD
P.O. BOX 30150
RENO, NV 89520

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Sierra Pacific Resources in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sierra Pacific Resources, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SIPRE1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIERRA PACIFIC RESOURCES

Vote on Directors
1.	TO ELECT THE MEMBERS OF THE BOARD OF DIRECTORS. For nominees listed below (except as written to the contrary to the right) 01) Mary Lee Coleman 02) T.J. Day 03) Jerry E. Herbst 04) Donald D. Snyder			For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual Nominee, mark "For All Except" and write that Nominee s name on the line below.

Vote on Proposal							For	Against	Abstain

2.	TO APPROVE THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 250,000,000 TO 350,000,000.						☐	☐	☐

3.	WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSAL NOS. 1 AND 2.

Please sign below exactly as your name appears on this card, including the title “Executor,” “Trustee,” etc., if the same is indicated. When stock is held by a corporation, this proxy should be executed by an authorized officer thereof.

		Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

     Your vote is important. Please vote immediately.
You may also vote the shares over the Internet or by telephone.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned your proxy card.

If you vote the shares over the Internet or by telephone,
please do not mail your proxy card.

SIERRA PACIFIC
RESOURCES

This Proxy is solicited on behalf of the Board of Directors.

ANNUAL MEETING OF STOCKHOLDERS—MAY 1, 2006

The undersigned, revoking all prior proxies, hereby appoints Walter M. Higgins and James R. Donnelley, or either of them, each with full power of substitution, proxies to vote all shares of Common Stock of Sierra Pacific Resources that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on Monday, May 1, 2006, at the Chuck Lenzie Generating Facility, 11405 US Hwy. 93, Clark County, Nevada (approximately 25 miles northeast of Las Vegas on I-15, take Exit 64) at 10:00 a.m., Pacific time, and at any and all adjournments thereof:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES IN ITEM 1 AND “FOR” THE CHARTER AMENDMENT DESCRIBED IN ITEM 2.

Please mark, sign, date, and return the Proxy using the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)